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                                                                    Exhibit 21.1

                       BROADVISION, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

*     BroadVision Switzerland, A.G., organized under the laws of Switzerland

*     BroadVision Franc, S.A., organized under the laws of France

*     BroadVision Germany GmbH, organized under the laws of Germany

*     BroadVision U.K., Ltd., organized under the laws of the United Kingdom

*     BroadVision B.V., organized under the laws of the Netherlands

* BroadVision Professional Services (formerly Fidutec Information Technology, SA), organized under the laws of Switzerland

*     BroadVision Srl, organized under the laws of Italy

* BroadVision Asia Pacific Ltd., organized under the Companies Ordinance of Hong Kong

*     BroadVision Singapore PTE. LTD., organized under the laws of Singapore

*     BroadVision Korea Company LTD., organized under the laws of Korea

      BroadVision Scandinavia AB, organized under the laws of Sweden

      BroadVision Iberica S.A., organized under the laws of Spain

      BroadVision do Brazil Ltda., organized under the laws of Brazil

      BroadVision Austria GmbH, organized under the laws of Austria

      BroadVision China , organized under the laws of China

      Interleaf Inc., organized under the laws of the state of Massachusetts

      BroadVision Canada Inc organized under the laws of Canada

      BroadVision Australia PTY Ltd. organized under the laws of Australia

      BroadVision Benelux N.V. organized under the laws of Belgium

      BroadVision BV Limited, organized under the laws of Bermuda

      Nihon BroadVision KK organized under the laws of Japan

      Interleaf France S.A. organized under the laws of France

      Interleaf UK Limited organized under the laws of the United Kingdom

      Interleaf GmbH organized under the laws of Germany

      PDR Automated Systems organized under the laws of the state of Kentucky

      Interleaf World Trade Inc, organized under the laws of the state of Delaware.

      Interleaf FSC, organized under the laws of the BVI.

      e-content.com Inc, organized under the laws of the state of Delaware

      e-publishing corporation, organized under the laws of the state of Delaware

      Horizon Interactive Inc, organized under the laws of the state of Colorado

      Docu-net, Inc organized under the laws of the state of Wisconsin

      Interleaf Italia S.r.L., organized under the laws of Italy